Exhibit 10.1

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is mad and entered into as of July 1, 2001 by and among (i) Lumenis Inc., with its principal offices at 375 Park Avenue, New York, NY, U.S.A., and MR. SAGI GENGER (the "Executive"), of the second party.

     WHEREAS, the Companies desire to employ and secure for themselves the services of the Executive upon the terms and subject to the conditions specified herein, and

     WHEREAS, the Executive will provide his services pursuant to this Agreement to the company,

     WHEREAS, the Executive desires to accept employment with the Company upon the terms and subject to the conditions specified herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, terms and conditions hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby specifically acknowledged, the parties hereto agree as follows:

     1. EMPLOYMENT. Each of the Companies hereby employs the Executive in the capacity of the Chief Operating Officer of the Company, upon the terms and subject to the conditions set forth below. The Executive hereby accepts employment with each Company in such capacity upon the terms and subject to the conditions set forth below.

     2. DUTIES. (a) The Executive agrees to devote his full business time (except for certain exceptions as approved from time to time by the CEO), attention, best efforts and ability to the affairs of the Companies, as set forth in the preamble of this Agreement. He shall report to the Chief Executive Officer of Lumenis (the "CEO). The Executive shall have responsibility for the business affairs of the Companies and the other group companies, with the powers and duties as customarily assigned to such office and/or as otherwise may be defined by the CEO from time to time.

          (b) The Executive acknowledges that his capacity is fiduciary position and requires a special degree of trust, his duties and responsibilities may entail irregular work hours and extensive traveling and relocation, for which he is adequately rewarded by the compensations provided for in this Agreement, and that accordingly any U.S. federal or state labor law will not apply to his employment with the Company.

          (c) When the Executive performs services for the Companies, the Executive shall be, at all times, an employee of the Company. While performing such services, the Executive shall not engage in any activities that may interfere or conflict with the proper discharge of his duties.

     3. TERMS AND TERMINATION. The term of this Agreement shall commence on July 1, 2001 and shall continue in full force and effect until terminated pursuant to the terms hereof.

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          (a) The Agreement and the Executive's employment may be terminated (A)
     at any time at the option of either the Executive or both Companies jointly, and subject to a ninety (90) days prior written notice ("Prior Notice"); (B) upon the death of the Executive; (C) in the event of the inability of the Executive to perform his duties hereunder, whether by reason of injury (mental or physical), illness or otherwise, incapacitating the Executive for a continuous period exceeding 45 days or non-consecutive 45 days in any six month period; or (D) for cause. For purposes of this Agreement, an event or occurrence consisting "cause" includes, but is not limited to:

              (i) The Executive's failure or refusal to perform specific directives of his superior;

              (ii)  Dishonesty of the Executive affecting the Companies;

              (iii) The Executive's conviction of a felony or any crime
                    involving moral turpitude, fraud or misrepresentation;

              (iv) Any gross negligence or willful conduct of the Executive resulting in material loss to the Companies or any of its affiliates or material damage to the reputation of the Companies or any of its affiliates;

              (v) Any material breach of any of the provisions of this Agreement.

          (b) In the event of a termination of this Agreement and the Executive's employment by the Companies pursuant to a Prior Notice, the Companies shall only be obligated to pay (i) Executive's base salary and benefits through the Prior Notice period specified above, provided that the Executive continues his employment obligations through such period, and
     (ii) the lump sum severance payment to which the Executive shall be entitled pursuant to any applicable law, but in not event less than the last month's base salary per each 12-month period f the Executive's employment with the Company and a pro-rata portion for any shorter period since the last anniversary of the Executive's employment prior to the effective date of such termination ("Severance Payment"). Such payments shall be less deductions for all applicable taxes and withholdings. The Companies shall have no further obligation to make any salary payments or provide any benefits to the Executive after the expiration of such Prior Notice period, except as required by applicable law. Notwithstanding the foregoing, either company may, in its sole discretion, elect not to require the services of the Executive during the Prior Notice period, but shall continue to pay the Executive's base salary and benefits through such period.

     4. BASE SALAARY. As compensation for services rendered hereunder, the Company shall pay the Executive, in allocation between them as set forth in the preamble of this Agreement an annual base salary of U.S. $250,000 (two hundred and fifty thousand United States Dollars), less deductions for all applicable taxes and withholdings, payable in twelve equal monthly installments in conformance with the regular payroll dates and practices for salaried personnel f the Company during the term of the Agreement. The Executive's salary level shall be reviewed by the CEO annually or at such other times as the CEO shall determine. The Company and the Executive shall reconcile any difference between all advances on account of salary made to the Executive prior to the date of this Agreement and any balance, if in the


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Executive's favor, shall be paid to the Executive, and if in the Company's favor, shall be credited against future salaries.

     5. BENEFITS. In addition to the compensation set forth in paragraph 5 above, the Executive shall receive the following benefits, and only such benefits, from the Companies (less deduction for all applicable taxes and withholdings), it being understood that any wage-based benefits shall be calculated exclusively on the basis of the base salary (without consideration to any other benefit);

          (a) VACATION. The executive shall be entitled to twenty (20) business days of vacation per year in accordance with Company's policy. The specific dates of such vacations shall be coordinated in advance with the CEO. The Executive shall not be entitled to accumulate or to redeem any unused vacation days in excess of an aggregate of forty days.

          (b) CERTAIN SOCIAL BENEFITS. The Companies shall grant the Executive with all social benefits, such as pension, life insurance, health insurance, disability insurance, certain saving programs and others as are granted to the Company's senior executives in the Executive's rank and under their usual terms pursuant to the Company's current policy (including the employees' participation therein).

     Such benefits shall include, but not be limited to, 401(k) participation plan.

          (c) PERFORMANCE BONUS. As an Executive Officer of the Company you will be eligible to participate in the Company Bonus Plan for Executive Officers at a 100% base participation rate for meeting 100% targets such as revenue, profit and other targets as will be set by the CEO. For extraordinary performance, bonus may reach up to 200% participation rate. The Plan is specifically designed to reward participants based upon the attainment of Corporate and personal performance.

          (d) SPECIAL INTEGRATION BONUS. Upon achievement of corporate integration objectives as set up by Lumenis management, the following bonuses will apply:

     $450,000 paid within 10 business days of announcement of the FY 2002 results based upon the EBITDA schedule for 2002:

             EBTDA 2002:        $80 mm      $100 mm     $120

             Percentage:        70%         100%        160%

      A grant of 35,000, 10 year options, to fully vest on 12/31/2007, irrespective of performance.

      The exercise price of such options will be $24.90.
However vesting of the grant or a portion thereof will accelerate to the following vesting dates based upon the following schedule:

      EBITDA FY 2002:        $80.mm      $100mm     $120mm

      12/31/2003:            30%         50%        50%

      12/31/2004:            30%         50%        50%


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          (e) CERTAIN REIMBURSEMENTS. The Executive shall be entitled to full reimbursement from the Company for expenses incurred during the performance of his duties upon submission of substantiating documents, according to the Company's standard policy. Without limiting the above, the Company shall, during the term of this Agreement reimburse the Executive for all payments actually made by him in leasing a car for his personal use together with all reasonable expenses of maintaining and operating such car and (ii) in the use of his home and mobile telephones.

     6. CONFIDENTIAL INFORMATION. The executive agrees not to divulge or use, except in furtherance of the Companies' business an any time during his employment or after the termination of his employment with the Companies, any confidential and other proprietary information ("Confidential Information") obtained at any time, disclosed to the Executive or developed by the Executive in the course of the Executive's employment with the Companies or regarding the business of either the Companies, its subsidiaries, affiliates, or any of its customers, except that the Executive may disclose certain necessary information to co-workers employed at the Companies and to third parties when required to do so in connection with the performance of his duties hereunder. "Confidential Information" shall mean information which is not known to the public and shall include, but not be limited to, trade secrets, know-how, data, technical or non-technical, whether written, graphic or oral, the names and addresses of prospective or existing investors, customers, supply sources, ideas, financial information, operations policies, marketing strategies, business development plans, corporate assets, financial forecasts, and historical financial results.

     7. COVENANT NOT TO SOLICIT BUSINESS. (a) Upon termination of this Agreement the Executive agrees that for a period of two (2) years he will not directly or indirectly solicit any business from individuals or entities that are customers at the time of the termination of this Agreement of the Companies, any of its subsidiaries or affiliates, without the prior written consent of the Board.

          (a) For a period of two (2) years from the ate of termination of this Agreement without the prior written consent of the board, the Executive shall not employ, offer to employ, or in any way directly or indirectly solicit or see to obtain or achieve the employment of any person employed by either the Companies, its subsidiaries, affiliates, or any successors, or assigns thereof now or during a two (2) year period from the date of the Executive's termination of employment, except for those executives who have left the Companies, its subsidiaries, affiliates, or any successors or assigns thereof more than one (1) year prior to the date of the Executive's termination of employment with the Companies.

          (b) For a period of two (2) years from the date of termination of this Agreement, without the prior written consent of the Board of the Committee, the Executive shall not participate, directly or indirectly (whether as advisor, principal, agent, partner, officer, director, employee, stockholder, associate or consultant of), in any Business Entity (except for an interest of less than 5% in any entity whose securities are traded in any exchange). For purposes of this paragraph 7(c), the term "Business Entity" shall mean any person, partnership,


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     corporation or other business entity that at the time of the Executive's involvement with the Companies is involved in any competition with any business carried on by the Companies or its affiliates or subsidiaries prior to the date of this Agreement or hereafter conducted by the Companies or its affiliates or subsidiaries during the term of this Agreement anywhere in the world.

          (c) The parties hereto agree that the duration and area for which the covenant not to compete set forth in paragraph 7(c) above is to b effective and reasonable in terms of their geographical and temporal scope. In the event that any court determines that the time period and/or area are unreasonable and that such covenant is to that extent unenforceable, the parties hereto agree that such covenant shall remain in full force and effect for the greatest period of time and in the greatest geographical area that would not render it unenforceable. In addition, the Executive acknowledges and agrees that a breach of paragraph 6 or sections (1), (b) or (c)of this paragraph 7 shall cause irreparable harm to the Companies, its subsidiaries, and/or its affiliates and that the Companies shall be entitled to specific performance of this Agreement or an injunction without proof of special damages, together with the costs and reasonable attorney's fees and disbursements incurred by the Companies in enforcing their rights under paragraph 6 and this paragraph 7.

     8. INTELLECTUAL PROPERTY ASSIGNMENT. Any invention or know-how which shall occur to the Executive during the period of his employment relating to the business of the Companies or the use of any of its technologies, notwithstanding that it is perfected or reduced to specific form at any time thereafter provided that its conception arose during such period, including all rights therein and in any patent or other form of legal protection with respect thereto, shall become the sole property of the Companies, without need for any specific action or notice or any consideration to the Executive other than as provided for by this Agreement.

     9. DEDUCTIONS AND WITHHOLDINGS. The Company shall be entitled to deduct and withhold from any amount payable to the Executive, whether pursuant to this Agreement or otherwise, any and all taxes, withholdings or other payments as required under any applicable law.

     10. NO ASSIGNMENT BY EXECUTIVE. The Executive shall have no right to assign any of the rights or to delegate any of the duties created by this Agreement and any assignment or attempted assignment of the Executive's rights, and any delegation or attempted delegation of the Executive's duties, shall be null and void. The Companies retain the right at any time to assign any of its rights or delegate any of its duties under this Agreement.

     11. CONDITIONS. The Executive represents that he has full authority to enter into this Agreement and that the performance of his duties under this Agreement will not interfere with or violate the terms of any other agreement, arrangement or understanding.

     12. BENEFIT. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, beneficiaries, personal representatives, successors and assigns.


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     13. NOTICES. All notices hereunder shall be in writing and delivered by hand or faxed or mailed to the address stated below of the party to which such notice is given, or to such changed address as such party shall have given to the other party by written notice provided, however, that any notice of change of address shall be effective only upon receipt by the other party.

         To the Company:

         Lumenis Inc.
         375 Park Avenue
         New York, NY  10019
         Attention:  Chief Executive Officer

         To Executive:

         c/o Trans-Resources, Inc.
         375 Park Avenue
         New York, NY  10019

     14. SEVERABILITY OF PROVISIONS. If any of the provisions of this Agreement is held invalid, such provisions shall be severed and the remainder of the Agreement shall remain in force and shall not be affected thereby.

     15. NO ORAL CHANGES. This instrument constitutes and contains the entire Agreement between the parties except as otherwise expressly stated herein. This Agreement may be changed only in writing, and must be signed by the party against whom enforcement of any waiver, modification, discharge or other change is sought.

     16. WAIVER. Neither party's failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     17. ENTIRE AGREEMENT. The Agreement contained in this instrument supersedes and cancels any and all prior agreements between the parties hereto, express or implied, written or oral, relating to the subject matter hereof. This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof.

     18. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel. Any litigation concerning any claims under or breach of this Agreement shall be brought exclusively in the competent courts of the Tel-Aviv-Jaffa District.

     19. DESCRIPTIVE HEADINGS. The paragraph headings contained herein are for reference purposes only and shall not in any way affect th3e meaning or interpretation of this Agreement.


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     20. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Executive have executed this Employment Agreement, as of the day and year first above written.

                                    Lumenis Ltd.

                                    By: /s/ Yacha Sutton
                                        --------------------------------
                                        Yacha Sutton
                                        Chief Executive Officer


                                    /s/ Sagi Genger
                                    --------------------------------
                                    Sagi Genger


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